Exhibit 99.1

New Relic Announces Third Quarter Fiscal Year 2020 Results
Third quarter revenue increased 23% year-over-year to $153.0 million
Quarterly GAAP operating loss of $(24.2) million; Non-GAAP operating income of $3.0 million
San Francisco – February 4, 2020 – New Relic, Inc. (NYSE: NEWR), the industry’s largest and most comprehensive cloud-based observability platform built to help customers create more perfect software, today announced financial results for the third quarter of fiscal year 2020.

“We’re pleased with the feedback and early signs of success we’ve seen from customers adopting the new capabilities across the New Relic One platform,” said Lew Cirne, CEO and founder, New Relic. “With the recent introduction of our platform innovations and new executives, we have the pieces of our strategy in place to capitalize on our immense opportunity to help customers create more perfect software.”
Third Quarter Fiscal Year 2020 Financial Highlights:

•Revenue of $153.0 million, compared to $124.0 million for the third quarter of fiscal 2019.
•GAAP loss from operations was $(24.2) million, compared to $(8.5) million for the third quarter of fiscal 2019.
•Non-GAAP income from operations was $3.0 million, compared to $7.8 million for the third quarter of fiscal 2019.
•GAAP net loss attributable to New Relic per basic share was $(0.46), compared to a loss of $(0.18) per basic share for the third quarter of fiscal 2019.
•Non-GAAP net income attributable to New Relic per diluted share was $0.09, compared to $0.19 per diluted share for the third quarter of fiscal 2019.
•Cash, cash equivalents and short-term investments were $736.7 million at the end of the third quarter of fiscal 2020, compared with $771.5 million at the end of the second quarter of fiscal 2020.
Third Quarter & Recent Business Highlights:

•$100K+ Paid Business Accounts as of December 31, 2019 of 926, compared to 816 as of December 31, 2018.
•62% of ARR from Enterprise Paid Business Accounts as of December 31, 2019, compared to 56% as of December 31, 2018.
•Dollar-Based Net Expansion Rate for the third quarter of fiscal 2020 of 109%, compared to 122% as of the third quarter of fiscal 2019.
•Acquired technology and team members from IOpipe, Inc. to advance serverless monitoring. [http://blog.newrelic.com/product-news/iopipe/]
•Bill Staples announced as Chief Product Officer. [http://ir.newrelic.com/press-releases/Press-Release-Details/2020/Bill-Staples-to-Join-New-Relic-as-Chief-Product-Officer/]
•Dmitri Chen joined as EVP and General Manager, Asia-Pacific and Japan. [http://ir.newrelic.com/press-releases/Press-Release-Details/2019/Dmitri-Chen-Joins-New-Relic-as-EVP-and-General-Manager-Asia-Pacific-and-Japan/]
•Gregory Ouillon joined as EMEA Field Chief Technology Officer. [http://ir.newrelic.com/press-releases/Press-Release-Details/2019/Gregory-Ouillon-Joins-New-Relic-as-EMEA-Field-Chief-Technology-Officer/]

Exhibit 99.1

Outlook:

New Relic has not reconciled its expectations as to non-GAAP income from operations or non-GAAP net income per diluted share to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense, lawsuit litigation cost and other expense, employer payroll taxes on equity incentive plans and gain or loss from lease modification. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to New Relic’s results computed in accordance with GAAP.
•Fourth Quarter Fiscal 2020 Outlook:
◦Revenue between $154.0 million and $156.0 million, representing year-over-year growth of between 17% and 18%, respectively.
◦Non-GAAP income (loss) from operations of between $(2.0) million and break even.
◦Non-GAAP net income attributable to New Relic per diluted share between $0.02 and $0.06.
•Full Year Fiscal 2020 Outlook:
◦Revenue between $594.0 million and $596.0 million (up from $588 million and $593 million), representing year-over-year growth of 24%.
◦Non-GAAP income from operations of between $19.0 million and $21.0 million (down from $21 million and $25 million).
◦Non-GAAP net income attributable to New Relic per diluted share between $0.54 and $0.59 (down from $0.60 and $0.67).
Conference Call Details:
•What: New Relic financial results for the third quarter of fiscal year 2020 and outlook for the fourth quarter and the full year of fiscal 2020.
•When: February 4, 2020 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time)
•Dial in: To access the call in the U.S., please dial (833) 241-7256, and for international callers, please dial (647) 689-4220. Callers may provide confirmation number 7390353 to access the call more quickly, and are encouraged to dial into the call 10 to 15 minutes prior to the start to prevent any delay in joining.
•Webcast: http://ir.newrelic.com (live and replay)
•Replay: Following the completion of the call through 11:59 p.m. Eastern Time on February 11, 2020, a telephone replay will be available by dialing (800) 585-8367 from the United States or (416) 621-4642 internationally with conference ID 7390353.
About New Relic

New Relic is the industry’s largest and most comprehensive cloud-based observability platform built to help customers create more perfect software. The world’s best software and DevOps teams rely on New Relic to move faster, make better decisions and create best-in-class digital experiences. If you run software, you need to run New Relic. Learn why more than 50% of the Fortune 100 trust New Relic to make the world’s software run at newrelic.com.
Forward-Looking Statements

This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding: New Relic’s future financial performance, including its outlook on financial results for the fourth quarter and for the full year of fiscal 2020, such as revenue, non-GAAP income from operations, non-GAAP net income attributable to New Relic per diluted share, cash from operations, free cash flow, gross margins, operating margins, deferred revenue, capital expenditures and capitalized software; New Relic’s targets for ARR for fiscal year 2020, ARR growth in fiscal year 2021 of at least 200 basis points year over year and the resulting impact on operating cash flows and New Relic’s ability to hit its long-term targets for fiscal year 2023; anticipated metrics transitions; the success and capabilities of the New Relic One platform; planned product initiatives and launches; New Relic’s ability to

Exhibit 99.1

capitalize on its immense opportunity to help customers create more perfect software; New Relic making it easier for customers to adopt its full platform of products; and management changes and the expected benefits from these changes. These forward-looking statements are based on New Relic’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause New Relic’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, New Relic’s ability to generate sufficient revenue to achieve and sustain profitability, particularly in light of its significant ongoing expenses; New Relic’s short operating history in an evolving industry; New Relic’s ability to manage its significant recent growth; the development of the overall market for SaaS business software; the dependence of New Relic’s business on its customers purchasing additional subscriptions and products from it and renewing their subscriptions; New Relic’s ability to develop enhancements to its products, increase adoption and usage of its products and introduce new products that achieve market acceptance; the dependence on customers expanding their use of New Relic’s products beyond the current predominant use cases; New Relic’s ability to determine optimal prices for its products; New Relic’s ability to expand its marketing and sales capabilities and increase sales of its solutions to large enterprises while mitigating the risks associated with serving such customers; privacy concerns, including changes in privacy laws and regulations, which could result in additional cost and liability to New Relic or inhibit sales; New Relic’s ability to effectively compete in intensely competitive markets and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs, requirements or preferences; fluctuation of New Relic’s quarterly results; New Relic’s dependence on lead generation strategies to drive sales and revenue; interruptions or performance problems associated with New Relic’s technology and infrastructure; New Relic’s dependence on SaaS technologies and related services from third parties; defects or disruptions in New Relic’s products; the expense and complexity of New Relic’s ongoing and planned investments in data center hosting facilities; risks associated with international operations; New Relic’s ability to protect its intellectual property rights; risks related to the acquisition and integration of businesses or technologies; certain risks associated with incurring indebtedness, including risks related to servicing New Relic’s convertible senior notes and related capped call transactions; and other “Risk Factors” set forth in New Relic’s most recent filings with the Securities and Exchange Commission (the “SEC”).

Further information on these and other factors that could affect New Relic’s financial results and the forward-looking statements in this press release and in the earnings call referencing this press release is included in the filings New Relic makes with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and subsequent filings. Copies of these documents may be obtained by visiting New Relic’s Investor Relations website at http://ir.newrelic.com or the SEC’s website at www.sec.gov.

All information provided in this press release and in the earnings call is as of the date hereof and New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Non-GAAP Financial Measures

New Relic discloses the following non-GAAP financial measures in this press release and the earnings call referencing this press release: non-GAAP income from operations, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating margin, non-GAAP net income attributable to New Relic, non-GAAP net income attributable to New Relic per diluted share, non-GAAP net income attributable to New Relic per basic share and free cash flow. New Relic uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate New Relic’s financial performance. In addition, New Relic’s bonus plan for eligible employees and executives is based in part on non-GAAP income from operations. New Relic believes these non-GAAP financial measures are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. New Relic’s non-GAAP financial measures may not provide information

Exhibit 99.1

that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on New Relic’s reported financial results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
New Relic defines non-GAAP income from operations, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating margin, non-GAAP net income attributable to New Relic, non-GAAP net income attributable to New Relic per diluted share and non-GAAP net income attributable to New Relic per basic share as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense, (2) lease exit costs and accelerated depreciation, (3) amortization of stock-based compensation capitalized in software development costs, (4) the amortization of purchased intangibles, (5) employer payroll tax expense on equity incentive plans, (6) amortization of debt discount and issuance costs, and in certain periods (7) the transaction costs related to acquisitions, (8) lawsuit litigation cost and other expense and (9) gain or loss from lease modification. Non-GAAP net income per basic and diluted share is calculated as non-GAAP net income attributable to New Relic divided by weighted-average shares used to compute net income attributable to New Relic per share, basic and diluted, with the number of weighted-average shares decreased to reflect the anti-dilutive impact of the capped call transactions entered into in connection with the 0.50% Convertible Senior Notes due 2023 issued in May 2018. New Relic defines free cash flow as GAAP cash from operations, minus capital expenditures and minus capitalized software. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing New Relic’s operating performance due to the following factors:
Stock-based compensation expense and amortization of stock-based compensation capitalized in software development costs. New Relic utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Lease exit costs and accelerated depreciation. New Relic entered into an agreement to exit the lease of its 123 Mission premises in San Francisco, California. In connection with this agreement and subsequent relocation, New Relic accelerated depreciation and other expenses associated with the remaining lease term. New Relic believes it is useful to exclude this depreciation and these other expenses because it does not consider such amounts to be part of the ongoing operation of its business.
Amortization of purchased intangibles and transaction costs related to acquisitions. New Relic views amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period. Similarly, New Relic views acquisition-related expenses as events that are not necessarily reflective of operational performance during a period.
Lawsuit litigation cost and other expense. New Relic may from time to time incur charges or benefits related to litigation that are outside of the ordinary course of New Relic’s business. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic’s business and because of the singular nature of the claims underlying the matter.

Exhibit 99.1

Employer payroll tax expense on equity incentive plans. New Relic excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of New Relic’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of New Relic’s business.
Amortization of debt discount and issuance costs. In May 2018, New Relic issued $500.25 million of convertible senior notes due in 2023, which bear interest at an annual fixed rate of 0.50%. The effective interest rate of the convertible senior notes was approximately 5.74%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, and debt issuance costs, which reduce the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. The expense for the amortization of debt discount and debt issuance costs is a non-cash item, and we believe the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Gain or loss from lease modification. New Relic may incur a gain or loss from modification related to lease agreements. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic’s business and because of the singular nature of benefit or charge from such events.
Anti-dilutive impact of capped call transactions. In connection with the issuance of its convertible senior notes due in 2023, New Relic entered into capped call transactions to offset potential dilution from the embedded conversion feature in the notes. Although New Relic cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, New Relic does reflect the anti-dilutive impact of the capped call transactions in non-GAAP net income attributable to New Relic per share, basic and diluted, to provide investors with useful information in evaluating the financial performance of the company on a per share basis.
Additionally, New Relic’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.
Operating Metrics

New Relic defines the number of paid business accounts at the end of any particular period as the number of accounts at the end of the period as identified by a unique account identifier for which New Relic has recognized revenue on the last day of the period indicated. A single organization or customer may have multiple paid business accounts for separate divisions, segments, or subsidiaries. New Relic defines an enterprise paid business account as a paid business account that New Relic measures to have over 1,000 employees.
New Relic’s monthly recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following month, without any increase or reduction in any of their subscriptions. Similarly, annual recurring revenue represents the revenue that New Relic would contractually expect to receive from those customers over the following 12-month period, without any increase or reduction in any of their subscriptions.

New Relic’s dollar-based net expansion rate compares its recurring subscription revenue from customers from one period to the next. It is increased when customers increase their use of New Relic’s products, use additional products, or upgrade to a higher subscription tier. New Relic’s dollar-based net expansion rate is reduced when customers decrease their use of New Relic’s products, use fewer products, or downgrade to a lower subscription tier.
New Relic is a registered trademark of New Relic, Inc.
All product and company names herein may be trademarks of their registered owners.

Exhibit 99.1

Investor Contact
Greg McDowell
ICR, LLC
503-336-9280
IR@newrelic.com
Media Contact
Andrew Schmitt
New Relic, Inc.
415-869-7109
PR@newrelic.com

Exhibit 99.1

Condensed Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2019	2018	2019	2018
Revenue	$153,028	$124,011	$439,853	$347,128
Cost of revenue	26,402	20,206	75,164	55,703
Gross profit	126,626	103,805	364,689	291,425
Operating expenses:
Research and development	38,387	26,182	106,858	72,747
Sales and marketing	87,704	66,461	244,711	185,091
General and administrative	24,751	19,702	71,129	51,293
Total operating expenses	150,842	112,345	422,698	309,131
Loss from operations	(24,216)	(8,540)	(58,009)	(17,706)
Other income (expense):
Interest income	3,793	3,922	11,944	9,026
Interest expense	(5,953)	(5,669)	(17,660)	(13,932)
Other income (expense), net	(465)	(8)	2,828	(1,285)
Loss before income taxes	(26,841)	(10,295)	(60,897)	(23,897)
Income tax provision (benefit)	894	(106)	1,518	440
Net loss	$(27,735)	$(10,189)	$(62,415)	$(24,337)
Net loss attributable to redeemable non-controlling interest	540	86	1,437	283
Net loss attributable to New Relic	$(27,195)	$(10,103)	$(60,978)	$(24,054)
Net loss attributable to New Relic per share, basic and diluted	$(0.46)	$(0.18)	$(1.05)	$(0.42)
Weighted-average shares used to compute net loss per share, basic and diluted	58,733	57,096	58,352	56,663

Exhibit 99.1

Condensed Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	December 31, 2019	March 31, 2019
Assets
Current assets:
Cash and cash equivalents	$178,997	$234,356
Short-term investments	557,662	510,372
Accounts receivable, net of allowance for doubtful accounts of $2,025 and $2,457, respectively	110,590	120,605
Prepaid expenses and other current assets	18,872	21,838
Deferred contract acquisition costs	29,799	27,161
Total current assets	895,920	914,332
Property and equipment, net	105,040	80,742
Restricted cash	5,639	8,805
Goodwill	45,112	41,512
Intangible assets, net	14,059	13,855
Deferred contract acquisition costs, non-current	25,315	26,218
Lease right-of-use assets	59,838	—
Other assets, non-current	7,270	4,763
Total assets	$1,158,193	$1,090,227
Liabilities, redeemable non-controlling interest and stockholders’ equity
Current liabilities:
Accounts payable	$15,582	$10,249
Accrued compensation and benefits	25,550	23,537
Other current liabilities	12,508	14,572
Deferred revenue	236,897	267,000
Lease liabilities	8,789	—
Total current liabilities	299,326	315,358
Convertible senior notes, net	421,655	405,937
Lease liabilities, non-current	59,849	—
Deferred rent, non-current	—	11,025
Deferred revenue, non-current	110	4,597
Other liabilities, non-current	1,460	947
Total liabilities	782,400	737,864
Redeemable non-controlling interest	2,274	2,733
Stockholders’ equity:
Common stock, $0.001 par value	59	58
Treasury stock - at cost (260 shares)	(263)	(263)
Additional paid-in capital	738,363	654,759
Accumulated other comprehensive income	1,907	645
Accumulated deficit	(366,547)	(305,569)
Total stockholders’ equity	373,519	349,630
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,158,193	$1,090,227

Exhibit 99.1

Condensed Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Nine Months Ended December 31,
	2019	2018
Cash flows from operating activities:
Net loss attributable to New Relic	$(60,978)	$(24,054)
Net loss attributable to redeemable non-controlling interest	(1,437)	(283)
Net loss:	$(62,415)	$(24,337)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	56,237	38,585
Stock-based compensation expense	70,496	39,624
Amortization of debt discount and issuance costs	15,718	12,313
Gain on lease modification	(3,006)	—
Other	(2,919)	(800)
Changes in operating assets and liabilities, net of acquisition of business:
Accounts receivable, net	10,015	(3,411)
Prepaid expenses and other assets	(204)	3,262
Deferred contract acquisition costs	(25,786)	(27,689)
Lease right-of-use assets	19,539	—
Accounts payable	4,257	3,850
Accrued compensation and benefits and other liabilities	1,136	7,771
Lease liabilities	(16,812)	—
Deferred revenue	(34,590)	16,827
Deferred rent	—	899
Net cash provided by operating activities	31,666	66,894
Cash flows from investing activities:
Purchases of property and equipment	(49,705)	(29,715)
Cash paid for acquisitions, net of cash acquired	(4,250)	(5,556)
Purchases of short-term investments	(337,070)	(581,504)
Proceeds from sale and maturity of short-term investments	292,409	161,237
Capitalized software development costs	(4,463)	(3,810)
Net cash used in investing activities	(103,079)	(459,348)
Cash flows from financing activities:
Investment from redeemable non-controlling interest	978	3,596
Proceeds from issuance of convertible senior notes, net of issuance costs	—	488,669
Purchase of capped call related to convertible senior notes	—	(63,182)
Proceeds from employee stock purchase plan	5,933	4,887
Proceeds from exercise of employee stock options	5,977	11,519
Net cash provided by financing activities	12,888	445,489
Net increase (decrease) in cash, cash equivalents and restricted cash	(58,525)	53,035
Cash, cash equivalents and restricted cash at beginning of period	243,161	140,681
Cash, cash equivalents and restricted cash at end of period	$184,636	$193,716

Exhibit 99.1

Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2019	2018	2019	2018
Reconciliation of gross profit and gross margin:
GAAP gross profit	$126,626	$103,805	$364,689	$291,425
Plus: Stock-based compensation expense	1,315	934	3,837	2,522
Plus: Lease exit costs and accelerated depreciation expense	—	—	73	—
Plus: Amortization of purchased intangibles	415	440	1,295	833
Plus: Amortization of stock-based compensation capitalized in software development costs	219	192	653	555
Plus: Employer payroll tax on employee equity incentive plans	33	44	186	228
Non-GAAP gross profit	$128,608	$105,415	$370,733	$295,563
GAAP gross margin	83%	84%	83%	84%
Non-GAAP adjustments	1%	1%	1%	1%
Non-GAAP gross margin	84%	85%	84%	85%
Reconciliation of operating expenses:
GAAP research and development	$38,387	$26,182	$106,858	$72,747
Less: Stock-based compensation expense	(8,611)	(4,322)	(23,073)	(11,443)
Less: Lease exit costs and accelerated depreciation expense	—	—	(326)	—
Less: Employer payroll tax on employee equity incentive plans	(120)	(170)	(641)	(787)
Non-GAAP research and development	$29,656	$21,690	$82,818	$60,517
GAAP sales and marketing	$87,704	$66,461	$244,711	$185,091
Less: Stock-based compensation expense	(11,090)	(6,222)	(30,682)	(17,040)
Less: Lease exit costs and accelerated depreciation expense	—	—	(2,240)	—
Less: Employer payroll tax on employee equity incentive plans	(177)	(167)	(615)	(729)
Non-GAAP sales and marketing	$76,437	$60,072	$211,174	$167,322
GAAP general and administrative	$24,751	$19,702	$71,129	$51,293
Less: Stock-based compensation expense	(4,934)	(3,286)	(12,904)	(8,620)
Less: Lease exit costs and accelerated depreciation expense	—	—	(1,002)	—
Less: Transaction costs related to acquisitions	(251)	(476)	(251)	(806)
Less: Lawsuit litigation cost and other expense	—	—	(1,521)	—
Less: Employer payroll tax on employee equity incentive plans	(52)	(76)	(244)	(308)
Non-GAAP general and administrative	$19,514	$15,864	$55,207	$41,559
Reconciliation of income (loss) from operations and operating margin:
GAAP loss from operations	$(24,216)	$(8,540)	$(58,009)	$(17,706)
Plus: Stock-based compensation expense	25,950	14,764	70,496	39,624
Plus: Lease exit costs and accelerated depreciation expense	—	—	3,641	—
Plus: Amortization of purchased intangibles	415	440	1,295	833
Plus: Transaction costs related to acquisitions	251	476	251	806
Plus: Amortization of stock-based compensation capitalized in software development costs	219	192	653	555
Plus: Lawsuit litigation cost and other expense	—	—	1,521	—
Plus: Employer payroll tax on employee equity incentive plans	382	457	1,686	2,052
Non-GAAP income from operations	$3,001	$7,789	$21,534	$26,164
GAAP operating margin	(16)%	(7)%	(13)%	(5)%
Non-GAAP adjustments	18%	13%	18%	13%
Non-GAAP operating margin	2%	6%	5%	8%
Reconciliation of net income (loss):
GAAP net loss attributable to New Relic	$(27,195)	$(10,103)	$(60,978)	$(24,054)
Plus: Stock-based compensation expense	25,950	14,764	70,496	39,624
Plus: Lease exit costs and accelerated depreciation expense	—	—	3,641	—
Plus: Amortization of purchased intangibles	415	440	1,295	833
Plus: Transaction costs related to acquisitions	251	476	251	806
Plus: Amortization of stock-based compensation capitalized in software development costs	219	192	653	555
Plus: Lawsuit litigation cost and other expense	—	—	1,521	—
Plus: Employer payroll tax on employee equity incentive plans	382	457	1,686	2,052
Plus: Amortization of debt discount and issuance costs	5,314	5,021	15,718	12,312
Less: Gain on lease modification	—	—	(3,006)	—
Non-GAAP net income attributable to New Relic	$5,336	$11,247	$31,277	$32,128
Non-GAAP net income attributable to New Relic per share:
Basic	$0.09	$0.20	$0.54	$0.57
Diluted	$0.09	$0.19	$0.52	$0.54
Shares used in non-GAAP per share calculations:
Basic	58,733	57,096	58,352	56,663
Diluted	60,358	59,702	60,299	59,675

Exhibit 99.1

Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flows
(In thousands; unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2019	2018	2019	2018
Net cash provided by (used in) operating activities	$(13,838)	$8,680	$31,666	$66,894
Capital expenditures	(18,135)	(15,460)	(49,705)	(29,715)
Capitalized software development costs	(1,410)	(748)	(4,463)	(3,810)
Free cash flows (Non-GAAP)	$(33,383)	$(7,528)	$(22,502)	$33,369
Net cash used in investing activities	$(52,514)	$(22,485)	$(103,079)	$(459,348)
Net cash provided by financing activities	$2,923	$2,521	$12,888	$445,489